UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

U.S. Rare Earths, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Tennyson Parkway Suite 240 Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 294-7116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 20, 2014, U.S. Rare Earths, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  The results of the Annual Meeting are set forth below.  Each of the matters considered at the meeting was described in detail in the definitive proxy statement on Schedule 14A that the Company filed with the Securities and Exchange Commission on October 15, 2014.

Proposal No. 1 — The election of the persons named below as directors to hold office until the Company’s next annual meeting of stockholders.

All director nominees were elected and the votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Kevin Cassidy	18,122,685	11,200	2,340,154

John Victor Lattimore, Jr.	18,122,255	11,630	2,340,154

Mark Crandall	18,123,435	10,450	2,340,154

General (ret) Tommy Franks	18,125,965	7,920	2,340,154

Reagan Horton	18,126,035	7,850	2,340,154

Senator J. Robert Kerrey	18,120,402	13,483	2,340,154

Carol Kondos	18,126,035	7,850	2,340,154

Nancy Ah Chong	17,969,685	164,200	2,340,154

Proposal No. 2 — Ratification of the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified and the votes were cast as follows:

For	Against	Abstain	Broker Non-Votes

20,431,274	27,147	15,618	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Rare Earths, Inc.

Dated: November 21, 2014	By:	/s/ Kevin M. Cassidy
Kevin M. Cassidy,
Chief Executive Officer